EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 333-89145, 333-30578, 333-14037, 333-71442, 333-49806, 333-67825, 333-35527,
333-104129, 333-110422 and 33-82894 on Form S-8, No. 333-66934 on Form S-4 and
No. 333-112493 on Form S-3 of BE Aerospace, Inc. of our report dated
March 11, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle), appearing in this Annual Report on Form 10-K of BE Aerospace, Inc. for the year ended December 31, 2003.


/s/ DELOITTE & TOUCHE LLP




Costa Mesa, California
March 11, 2004